Transamerica 10f-3 Report Long-Short Strategy


Fund	Offering Date/Trade Date	Issuer/Security
	Cusip	Offering Type	Shares	Unit Price of
Offering/Price Paid Per Unit	Spread	Total Price Paid
	Underwriter From Whom the Fund Purchased
	Total Shares Offered	Total Size of the
Offering	Total Shares Purchased by Investment
Management	Total Price Paid by the Fund Plus Total
Price paid For Same Securities Purchased By the Same
Sub-adviser	% of Offering
Transamerica Funds - Transamerica Long/Short Strategy
	11/11/2014	Brixmor Property Group Inc.
(BRX) Secondary	11120U105	U.S. Registered
16,590 	 $23.75 	 $0.59375 	$394,013	Wells
Fargo Securities	 25,000,000 	$593,750,000
444,885 	$10,566,019	1.78%	BofA Merrill
Lynch / Citigroup / J.P. Morgan / Wells Fargo Securities / Barclays / Deutsche Bank Securities / RBC Capital
Markets / UBS Investment Bank / Baird / Capital One Securities / MUFG / Piper Jaffray / PNC Capital Markets
LLC / Sandler O'Neill + Partners, L.P. / SunTrust
Robinson Humphrey / BNY Mellon Capital Markets, LLC
/ KeyBanc Capital Markets / Oppenheimer & Co. / TD
Securities / Scotiabank
Transamerica Funds- Transamerica Long/Short Strategy
	1/23/2015	Box, Inc. (BOX) IPO
	10316T10	U.S. Registered	 7,500 	 $14.00
$0.98000 	$105,000	Morgan Stanley
12,500,000 	$175,000,000	 62,400 	$873,600
	0.50%	Morgan Stanley / Credit Suisse / J.P.
Morgan / BMO Capital Markets / Canaccord Genuity /
Pacific Crest Securities / Raymond James / Wells Fargo
Securities
Transamerica Funds- Transamerica Long/Short Strategy
	2/26/2015	American Tower Corporation
(AMT) Secondary	03027X100	U.S. Registered
1,800 	 $97.00 	 $2.5705 	$174,600
	Goldman, Sachs & Co.	 23,500,000
	$2,279,500,000	 1,654,100 	$160,447,700
	7.04%	Goldman, Sachs & Co. / BofA Merrill
Lynch / Barclays / Ciitgroup / J.P. Morgan / Morgan
Stanley / RBC Capital Markets / RBS / TD Securities /
BBVA / BNP Paribas / Credit Agricole CIB / EA Markets /
HSBC / Macquarie Capital / Mizuho Securities /
Santander / Scotiabank / SMBC Nikko / SunTrust
Robinson Humphrey
Transamerica Funds- Transamerica JP Morgan
Long/Short Strategy 	3/24/2015	Brixmor
Property Group Inc. (BRX) Secondary	11120U10
	U.S. Registered	 2,700 	 $26.38 	 $0.3957
	$71,226	Wells Fargo Securities
22,500,000 	$593,550,000	 620,500
	$16,368,790	2.76%	BofA Merrill Lynch /
Citigroup / J.P. Morgan / Wells Fargo Securities